Microvast Holdings, Inc. Appoints Pat Schultz as Chief Financial Officer

STAFFORD, Texas, USA – Microvast Holdings, Inc. (NASDAQ: MVST) (“Microvast” or the “Company”), a global leader in advanced battery technologies, is pleased to announce the appointment of Carl T “Pat” Schultz as its new Chief Financial Officer.

Mr. Schultz brings over 20 years of financial leadership experience across diverse industries to Microvast’s executive leadership team. His experience encompasses corporate accounting, budgeting, financial reporting, and analysis, all of which will be pivotal in driving growth, optimizing operations, and ensuring financial transparency.

Prior to joining Microvast, Mr. Schultz spent 10 years at Air Liquide, serving most recently as Chief Financial Officer of North America. Prior to Air Liquide, he spent 8 years at Genworth Financial in various accounting and financial leadership roles. His proven record in strategic fiscal management positions him to play a crucial role in achieving Microvast’s growth and long-term financial objectives. He began his career as an audit associate at KPMG in its San Antonio, Texas office.

“We are excited to welcome Pat to our team,” said Yang Wu, Chairman and CEO of Microvast. “His expertise in financial operations and strategic planning will be instrumental as we continue to expand our business and deliver value for our shareholders.”

Commenting on the appointment, Mr. Schultz said, “I am thrilled to join the Microvast team, and I look forward to contributing to the financial leadership for such an innovative company.”

Mr. Schultz holds an MBA from the Fuqua School of Business at Duke University where he graduated as a Fuqua Scholar, a Master’s degree in Professional Accounting from the University of Texas, and a Bachelor’s degree in Accounting and Finance from Trinity University. He is a Certified Public Accountant in both North Carolina and Texas. Mr. Schultz’s employment with the Company is expected to commence on or about April 21, 2025.

About Microvast

Microvast is a global leader in providing battery technologies for electric vehicles and energy storage solutions. With a legacy of over 18 years, Microvast has consistently delivered cutting-edge battery systems that empower a cleaner and more sustainable future. The Company’s innovative approach and dedication to excellence have positioned it as a trusted partner for customers around the world. Founded in 2006 in Stafford, Texas, Microvast holds more than 775 patents that enable solutions for today’s electrification needs.

For more information, please visit www.microvast.com or follow us on LinkedIn (@microvast).

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results; our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook,” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding Microvast’s industry and market sizes, future opportunities for Microvast, and Microvast’s estimated future results. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic, and competitive uncertainties, and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Contact:

Investor Relations

ir@microvast.com